EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements of Conexant Systems, Inc. on Form S-8 (Nos. 333-68755, 333-69385, 333-84187, 333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42772, 333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724, 333-70420, 333-73142, 333-73858, 333-86838, 333-86868 and 333-97539) and in the Registration Statements of Conexant Systems, Inc. on Form S-3 (Nos. 333-70085, 333-30596, 333-38890, 333-42500, 333-48270, 333-61912, 333-67190, 333-88038 and 333-97285) of our report dated October 27, 2003, except for Note 18, as to which the date is November 3, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs referring to a restatement to report the June 27, 2003 spin-off of the Mindspeed Technologies business as discontinued operations and a change in accounting method ), appearing in this Annual Report on Form 10-K of Conexant Systems, Inc.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
December 1, 2003